[Execution Copy]

Amended Share Pledge Agreement

among

Advertising Networks Technology Consulting (Beijing) Co., Ltd.

and

Li Shuangqing(李双庆)

and

Guan Yong(管勇)

TransAsia Lawyers

October 2008

TABLE OF CONTENTS

THIS **SHARE PLEDGE AGREEMENT** (**Agreement**) is entered into on this 7th day of October 2008 (**Execution Date**) in Beijing, the People's Republic of China (**PRC**).

among

(1) **Advertising Networks Technology Consulting (Beijing) Co., Ltd.** (**Party A**), a Wholly Foreign-owned Enterprise lawfully existing in the PRC with its registered address atSuite A-2206, Chaowai SOHO, No.6 B, Chaoyang District, Beijing, PRC;

and

(2) **Li Shuangqing (李双庆)** (**Party B**), a PRC citizen, holder of identity card number370102195409290619, whose address is at Room 1-3-302, No. 6 Qipandong Street, Lixia District, Jinan, PRC;

and

(3) **Guan Yong (管勇)** (**Party C**), a PRC citizen, holder of identity card number372801196809102187, whose residential address is at Room 3-1-501,Electric Power Research Institute, 2nd North Ring Road, Jinan, PRC.

BACKGROUND

A. Party B and Party C are the shareholders of Beijing Guangwang Hetong Advertising & Media Co., Ltd. (北京广网合通广告传媒有限公司) (**Domestic Company**), a lawfully existing PRC domestic company that engages in the advertising operation. Party B and Party C hold 99 % and 1%, respectively, of the total equity of the Domestic Company (each an **Equity Interest**).

B. On 1 May 2008, Party A and the Domestic Company, entered into an Exclusive Services Agreement (**Services Agreement,** attached as Appendix hereto), under which the Party A undertook to provide exclusively to the Domestic Company certain marketing and management consulting services in consideration for the payment of service fees (**Fees**).

C. As security for the performance by the Domestic Company of its obligations under the Services Agreement, Party B and Party C have pledged to Party A their respective Equity Interests, and Party A has accepted such security, in accordance with the terms and conditions set forth below.

NOW THEREFORE, the parties agree as follows:

1. DEFINITIONS AND INTERPRETATIONS

1.1 **Definitions.** Unless otherwise provided in this Agreement, the terms below shall have the following meanings:

Confidential Information	means any and all confidential information of the parties, including without limitation information regarding their businesses, technologies, finances and future business plans and other information which is deemed to be confidential by the parties, as well as the existence and contents of this Agreement;
Designated Person(s)	means 1 or more Person(s) designated by Party A hereunder;
Event of Default	means an event of default under this Agreement, as described in Article 6;
Force Majeure	means any unforeseeable (or if foreseeable, reasonably unavailable) event beyond the reasonable control of any party which prevents the performance of this Agreement, including acts of government, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning and war, but excluding any shortage of credit;
Parent	Means Advertising Networks Limited, the parent company of Party A;
Person	means an individual, corporation, joint venture, partnership, enterprise, trust, or other non-corporate entity; and
Amended Share Purchase Option Agreement	means the agreement executed by and among the Parent and Party B and Party C on 7 October 2008.

1.2 **Interpretations**. All headings used are for reference purposes only and do not affect the meaning or interpretation of any provision. Any reference to an Article or Appendix is to an article or appendix of this Agreement. The use of the plural shall include

the use of the singular, and vice versa. Unless otherwise indicated, a reference herein to a day, month or year is to a calendar day, month or year. The use of the gender shall include the use of the other two genders, and vice versa. "Including" shall mean "including without limitation".

2. PLEDGES

2.1 **Pledge.** Each of Party B and Party C hereby have previously pledged all of his Equity Interest to Party A pursuant to the terms of this Agreement (each a **Pledge**) and hereby confirm that the amount secured shall be such increased amount as reflected in the Amended Loan Agreement.

2.2 **Release.** The parties acknowledge and agree that if Party A is notified by the Parent of its decision to exercise its option under the Amended Share Purchase Option Agreement, Party A will sign and deliver, and has the right to require each of Party B and Party C to sign and deliver any documents required for the release of the Pledges.

2.3 **Registration of Pledges.** Party B and Party C each undertakes to record his Pledge in the Domestic Company's shareholder registry within 15 days after the Execution Date.

3. PROOF OF PLEDGE

Party B and Party C agree to deliver to Party A on the Execution Date hereof the capital contribution certificates verifying the increase contemplated by the Amended Loan Agreement in the Domestic Company as well as a copy of the Domestic Company's register of shareholders.

4. REPRESENTATIONS OF PARTY B AND PARTY C

Each of Party B and Party C represents and warrants that he is the legal owner of his Equity Interest, and has not pledged or encumbered the same to any person or entity other than to Party A hereunder and to the Parent under the Amended Share Purchase Option Agreement.

5. WARRANTIES AND COVENANTS OF PARTY B AND PARTY C

5.1 **Compliance and Notice**. Each of Party B and Party C covenants to Party A that during the term of this Agreement he shall:

5.1.1 not, without the prior written consent of Party A, transfer or assign his Equity Interest, nor collect any dividends from the Equity Interest, nor create or permit to be created any pledge which may have an adverse effect on the rights or benefits of Party A;

5.1.2 comply with all laws and regulations with respect to his Pledge;

5.1.3 present to Party A any notice, order, or opinion with respect to his Pledge which may be issued by a competent authority within 5 days upon receipt thereof, and comply therewith or object to the same in accordance with Party A's reasonable instructions and to the extent permitted by law; and

5.1.4 notify Party A in a timely manner of any events or any notices which may affect his Equity Interest or any of the parties' rights in connection with this Agreement, or which may change or affect the performance of any of his warranties, covenants or obligations under this Agreement.

5.2 **No Interference with Party A's Rights**. Each of Party B and Party C agrees not to initiate any legal proceeding, or allow any such proceeding to be initiated by his successors in interest or any other Person under his control, which proceedings would be reasonably likely to suspend, interfere with or otherwise impair Party A's right to foreclose on the Equity Interests.

5.3 **Execution of Title Documents**. Each of Party B and Party C warrants to Party A that he shall execute in good faith and promptly upon request all title certificates and contracts, perform any other actions, and provide any additional assistance necessary for Party A to exercise its right to the Pledges.

5.4 **Performance of Obligations**. Party B and Party C warrant to Party A that they will comply with and perform (as appropriate) all the guarantees, covenants, agreements, representations, and conditions set forth in this Agreement, and shall jointly and severally compensate Party A for all losses suffered by Party A as a result of the failure by each of Party B or Party C to do so.

6. EVENTS OF DEFAULT

6.1 **Events of Default**. Each of the following events shall be considered to be an event of default by Party B and (or) Party C:

6.1.1 where Party B and (or) Party C make any material misleading or fraudulent representations or warranties under Article 4 or Article 5, and (or) is otherwise in violation of this Agreement;

6.1.2 where Party B and (or) Party C waive the Equity Interest(s), or transfer or assign any portion of the Equity Interest(s), without the prior written consent of Party A;

6.1.3 where any external loan, security, compensation, covenant or any other compensation liabilities of Party B and (or) Party C is required to be repaid or performed prior to the scheduled date, or is due but cannot be repaid or performed as scheduled, and thereby causes Party A to deem that Party B's and (or) Party C's capacity to perform his obligations under this Agreement is adversely affected; or

6.1.4 where the property of Party B and (or) Party C is adversely changed and causes Party A to deem that the capability of Party B and (or) Party C to perform his obligations under this Agreement is adversely affected.

6.1.5 where the action or inaction of Party B and (or) Party C results in his breaching any of the articles of this Agreement.

6.2 **Notice**. If either or both of Party B and Party C becomes aware that an Event of Default has occurred or will likely occur, such party or parties shall notify Party A of the same in writing immediately.

6.3 **Party A's Rights**. Unless the Event of Default has been resolved to Party A's satisfaction, Party A may, at any time upon the occurrence of an Event of Default, serve a written notice of default to Party B and (or) Party C (at Party A's sole discretion), requiring either or both such parties to immediately make full payment of the outstanding Fees and other payables and (or) to dispose of the Pledges in accordance with Article 7.

7. <u>EXERCISE OF THE RIGHT TO THE PLEDGE</u>

7.1 During the term of this Agreement, Party A shall be entitled to exercise its right to the Pledge(s) herein if the Domestic Company fails to perform its obligations under the Services

Agreement (including payment of Fees) by notifying each of Party B and Party C to transfer his entire or part of the Equity Interest to Party A or its Designated Person(s).

7.2 **No Hindrance**. Neither Party B nor Party C shall hinder Party A's disposal of the pledge in accordance with this Agreement and shall render Party A with all necessary assistance.

8. ASSIGNMENT

8.1 **Binding Agreement**. This Agreement shall be binding upon the parties, their successors and assigns.

8.2 **Assignment by Party B and Party C**. Neither Party B nor Party C shall assign his rights or obligations under this Agreement without the prior written consent of Party A.

8.3 **Assignment by Party A**. Party A may assign any of its rights and obligations under this Agreement to any party at any time provided that Party A notifies Party B and Party C of the same in advance. In such a case, Party B and Party C shall render Party A with all necessary assistance, including with regard to modifications to the Domestic Company's shareholder registry.

9. FEES AND CHARGES

Each of the parties hereunder shall be responsible for his own fees and expenses incurred in relation to the execution and performance of this Agreement, including legal fees, taxes and government charges.

10. CONFIDENTIALITY

10.1 **Confidential Information.** The parties each undertakes to hold in strict confidence and not to disclose (except with the written permission of the relevant other party or, to the extent necessary, to its respective employees and representatives solely for purposes of performing this Agreement) any proprietary or confidential information of another party that is not in the public domain. This obligation shall survive the expiration or termination of this Agreement for any reason.

10.2 **Return of Confidential Information.** Each party shall, promptly upon another party's request, return, destroy, or otherwise dispose of all confidential information of such other party in any format, and also cease to use said confidential information.

11. FORCE MAJEURE

11.1 **Exemption.** Where any party fails to perform this Agreement in full or in part due to Force Majeure, such party shall be exempted from its responsibilities hereunder, to the extent of the Force Majeure in question and except where PRC law provides otherwise. For the avoidance of doubt, a party shall not be excused from performing its obligations hereunder where Force Majeure occurs following the delay by that party to perform such obligations.

11.2 **Notice.** Should any party be unable to perform this Agreement as a result of Force Majeure, it shall inform the other parties, as soon as possible following the occurrence of such Force Majeure, of the situation and the reason(s) for non-performance, so as to minimize any losses incurred by the other parties as a consequence thereof. Furthermore, within a reasonable time after notice of Force Majeure has been given, the party encountering Force Majeure shall provide to the other parties a legal certificate issued by a public notary (or other appropriate organization) of the place wherein the Force Majeure occurred, in witness of the same.

11.3 **Mitigation.** The party affected by Force Majeure may suspend the performance of its obligations under this Agreement until any disruption resulting from the Force Majeure has been resolved. However, such party shall make every effort to eliminate any obstacles resulting from the Force Majeure, thereby minimizing to the greatest extent possible the adverse effects of such, as well as any resulting losses.

12. DISPUTE RESOLUTION

12.1 **Governing Law.** This Agreement shall be governed by and construed in accordance with PRC law.

12.2 **Consultation and Mediation.** If any dispute arises in connection with this Agreement, the parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.

12.3 **Arbitration.** If the dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, any party may submit the dispute to the China International Economic and Trade Arbitration Commission (**CIETAC**) in Beijing and be conducted in accordance with the CIETAC rules in effect at the time of applying for arbitration. The language of the arbitration shall be English. The tribunal shall consist of 3 arbitrators. The arbitral award is final and binding upon the

parties. The cost of arbitration shall be allocated as determined by the arbitral tribunal.

13. EFFECTIVENESS AND TERMINATION

This Agreement shall enter into effect as the date first indicated above and shall continue with full force and effect until the Service Agreement expires or has been terminated for any reason, in which event this Agreement shall terminate automatically.

14. MISCELLANEOUS

14.1 **Notices**. All notices or other communications sent by any party shall be written in English, and delivered in person or by mail to the other party at the following addresses. The date at which the communication shall be deemed to be duly given or made shall be confirmed as follows: (a) for notices delivered in person, the date of delivery; and (b) for notices delivered by mail, the 10th day of the delivery date of air certified mail with postage prepaid (as shown on the stamp) or the 4th day of the delivery date to an internationally certified delivery institution.

Party A

Address	:	Suite A-2206, Chaowai SOHO, No.6 B, Chaoyang District, Beijing, PRC.
Tel	:	（86）-010-59002666
Attn	:	Li Shuangqing(李双庆)

Party B

Address	:	Suite 16E, Tower A Oriental Kenzo Plaza, 48 Dongzhimenwai Street, Beijing PRC
Tel	:	（86）-010-59002666
Attn	:	Li Shuangqing(李双庆)

Party C

Address	:	Suite 16E, Tower A Oriental Kenzo Plaza, 48 Dongzhimenwai Street, Beijing PRC
Tel	:	（86）-010-59002666
Attn	:	Guan Yong(管勇)

14.2 **Entire Agreement**. This Agreement shall constitute the entire agreement among the parties with respect to the subject matter

hereof and shall supersede any previous discussions, negotiations and agreements.

14.3 **Amendment**. This Agreement shall be amended only by a written agreement signed by the parties, which amendment shall be attached as an Appendix. If required by law, the parties shall obtain all requisite approvals from the relevant authorities to give effect to the amendment.

14.4 **No Waiver**. Unless otherwise agreed upon by the parties in writing, any failure or delay on the part of any party to exercise any right, authority or privilege under this Agreement, or under any other agreement relating hereto, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

14.5 **Severability**. The provisions of this Agreement are severable from each other. The invalidity of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

14.6 **Counterparts**. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same instrument.

14.7 **Language**. This Agreement is prepared in 3 originals in the English language. Each party shall have 1 original copy of this Agreement.

[The space below has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed or have caused this Agreement to be duly executed by a duly authorized representative, on the Execution Date.

For and on behalf of
Party A: **Advertising Networks Technology Consulting (Beijing) Co., Ltd.**

By: ____________________
Name: Li Shuangqing (李双庆)
Title: Legal Representative
Company seal:

Party B: **Li Shuangqing(李双庆)**

By: ____________________
Name: **Li Shuangqing(李双庆)**

Party C: **Guan Yong(管勇)**

By: ____________________
Name: **Guan Yong(管勇)**